RODNEY E. MOTON
ATTORNEY AT LAW
1776 Yorktown street, Suite #325, Houston, Texas 77056
TELEPHONE (713) 592-9220 FACSIMILE (713) 583-9225
rmoton@hotmail.com

November 10, 2006

US Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:	Calypso Wireless, Inc.,
Opinion and Consent of Rodney E. Moton, Attorney at Law

Dear Ladies and Gentlemen:

I have acted as counsel to Calypso Wireless, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,010,000.00 shares of the Company's common stock authorized for issuance under the Company's October 18, 2006 Board Meeting and registered under the Companies Employee Benefit Plan. The foregoing shares of common stock authorized for issuance under the Plan shall be hereinafter referred to as the "Shares". This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

I have reviewed the Company's corporate proceedings taken by the Company in connection with the establishment and implementation of the Plan, the filings of the registrant incorporated by reference in this registration statement and other documentation of the registrant. Based on such review, I am of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefore received), such Shares will be duly authorized, legally issued, fully paid and non-assessable.

This opinion letter is rendered as of the date first written above and I disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares.

I hereby consent to the filing of this opinion to the Registration Statement on the S-8 being duly filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Rodney E. Moton

Rodney E. Moton
Attorney & Counselor at Law